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                                                                    Exhibit 23.2


Consent of Independent Auditors


The Board of Directors
Triton PCS Holding, Inc.

The audits referred to in our report dated March 8, 1999, included the related financial statement schedule as of December 31, 1998 and for the period from March 6, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998, included in registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                            /s/ KPMG LLP
                                            ------------
                                              KPMG LLP

Philadelphia, Pennsylvania
August 12, 1999